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EXHIBIT 1                                                    9 Page of 10 Pages

AGREEMENT

Pursuant to Rule 13d-1 (f) (1) under the Securities and Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respects to the ownership by each of the undersigned of shares of Concord Communications, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        Executed this 12th day of February, 1999

Dated:                  February 12, 1999
        Charles River Partnership VII
        By:  Charles River VII GP Limited Partnership



                By:     signed____________________
                        Richard M. Burnes, Jr.
                        Authorized General Partner

        Charles River VII GP Limited Partnership



                By:     signed____________________
                        Richard M. Burnes, Jr.
                        Authorized General Partner


                signed__________________________
                Richard M. Burnes, Jr.



                signed__________________________
                Ted R. Dintersmith



                signed__________________________
                Michael J. Zak